AUDITOR'S CONSENT

We consent to the use in this Offering Statement on Form 1-A of our report dated March 16, 2020 relating to the financial statements of Shackelford Pharma Inc. for the year ended September 30, 2019 and the period from June 19, 2018 (incorporation) to September 30, 2018, appearing in the Offering Circular, which is part of this Offering Statement, and the reference to us under the heading “Experts” in such Offering Circular.

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, Canada

May 1, 2020